SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549



                              FORM 8-K



                           CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(D) OF THE
                  SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) SEPTEMBER 5, 1995



                         LYNTON GROUP,  INC.
       (Exact name of Registrant as specified in its charter)




DELAWARE                    0-6867                     13-2688055
(State or other          (Commission              I.R.S. Employer
jurisdiction of          file number)              Identification
incorporation or                                          Number)
organization)


9 AIRPORT ROAD
MORRISTOWN MUNICIPAL AIRPORT
MORRISTOWN, NEW JERSEY                                      07960
(Address of principal                                  (Zip Code)
executive offices)



Registrant's telephone number, including area code:(201) 292-9000

Item 5.  OTHER EVENTS.

     Pursuant to a Business Transfer Agreement dated as of September 5, 1995 by and among Lynton Group Limited, a company organized under the laws of England and a wholly-owned subsidiary of the Registrant, Dollar Air Services Limited, a company organized under the laws of England ("Dollar Air"), Black Isle Helicopters Limited, a company organized under the laws of Scotland ("Black Isle") (each of Dollar Air and Black Isle being an indirect wholly-owned subsidiary of the Registrant), and PLM Dollar Group Limited, a company organized under the laws of Scotland ("PDG"), substantially all of the business, assets and liabilities of Dollar Air and Black Isle were transferred, effective as of September 1, 1995, to PDG in exchange for 50% of the capital stock of PDG, which stock was issued to Lynton Group Limited.

     Simultaneously with the consummation of the foregoing transaction, substantially all of the business, assets and liabilities of P.L.M. Helicopters Limited, a company organized under the laws of Scotland ("PLM"), were transferred to PDG and the shareholders of PLM were issued 50% of the capital stock of PDG. In addition, the shareholders of PLM were issued a debt instrument from PDG not yet finalized but estimated to be approximately 600,000 pounds sterling, representing the excess of net assets transferred by PLM compared to the value of the net assets transferred by Dollar Air and Black Isle. Such amount will be finalized by December 31, 1995. The debt instrument is unsecured and carries an interest rate of 5% over the base rate with the Bank of Scotland as of the close of business on the first day of the period for which such interest is payable. Interest is payable quarterly beginning September 30, 1996. Payment of the principal will be made in equal annual amounts commencing on September 30, 1998 and annually thereafter through and including September 30, 2005.

     PDG is a company which was formed for the purpose of effecting the transactions described herein. Management of PDG shall consist of existing Dollar Air, Black Isle and PLM staff. The Board of Directors of PDG consists of two directors appointed by Lynton Group Limited and two directors appointed by the shareholders of PLM.

     Prior to the transactions described herein, Dollar Air and Black Isle, on one hand, and PLM, on the other, carried on substantially the same type of business in providing helicopter support services for the construction, fish farming, forestry and various utilities. These services are primarily provided to companies in the United Kingdom and Ireland under short and medium term contracts. Immediately prior to the transactions described herein, Dollar Air and Black Isle owned and operated a fleet of four aircraft and had an additional six aircraft under short term operating leases. PLM had served the same markets as Dollar Air and Black Isle for more than ten years operating a fleet consisting of five aircraft owned by PLM.

     The transactions described herein do not involve a "significant amount of assets" of the Registrant as such is defined in the Instructions to Item 2 of Form 8-K.

                            SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        LYNTON GROUP, INC.
                                        (Registrant)


Date:  SEPTEMBER 19, 1995               By: /S/MANUS O'DONNELL
                                            Manus O'Donnell,
                                            Secretary and Treasurer